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                                  EXHIBIT 23(B)

                          Consent of Ernst & Young LLP

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for registration of 500,000 shares of common stock pertaining to the Friedman's Inc. 1997 Stock Option Plan of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP
Jacksonville, Florida
Mach 30, 1998